Exhibit 99.1

PC Connection, Inc. (CNXN) to Release First Quarter Results for 2023 and Provides Selected Preliminary Financial Results

MERRIMACK, N.H.--(BUSINESS WIRE)--April 20, 2023--Connection (PC Connection, Inc.; NASDAQ: CNXN), a leading information technology solutions provider to business, government, healthcare, and education markets, will release its first quarter 2023 operating results after close of market on Thursday, May 4, 2023. At 4:30 p.m. EDT on that date, management will review these results during their quarterly conference call.

For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. The live webcast and replays of the conference call can be accessed online through the investor relations section of our website at https://ir.connection.com.

Q1 2023 SELECTED PRELIMINARY FINANCIAL RESULTS

“Throughout the first quarter, we saw the continuation of a weak economic backdrop leading our customers to exercise greater caution and selectivity with their short-term IT investment plans. Sales of endpoint devices was lower than anticipated across our customer base. While we saw good overall growth in software, security, and networking solutions, it was not enough to offset the contraction in demand, which resulted in our first quarter performance being below our expectations. We expect first quarter net sales to be between 7% and 9% lower than the same quarter last year," said Tim McGrath, President, and Chief Executive Officer.

To support the shift in mix from endpoint devices, we continued to invest in our strategic initiatives to deliver higher value solutions and services. We anticipate our Q1 diluted earnings per share to be between $0.53 and $0.55. We continue to execute the cost reduction plans we announced last quarter, and we are planning to take additional cost reduction measures to further reduce operating expenses in 2023,” said Tom Baker, Chief Financial Officer.

“We expect that our strong balance sheet, loyal customer base, and dedicated workforce will enable us to grow sequentially throughout the balance of the year and increase long-term shareholder value,” added Tim McGrath.

About Connection

PC Connection, Inc. and its subsidiaries, dba Connection, (www.connection.com; NASDAQ: CNXN) is a Fortune 1000 company headquartered in Merrimack, NH. With offices throughout the United States, Connection delivers custom-configured computer systems overnight from its ISO 9001:2015 certified technical configuration lab at its distribution center in Wilmington, OH. In addition, the Company has over 2,500 technical certifications to ensure that it can solve the most complex issues of its customers. Connection also services international customers through its GlobalServe subsidiary, a global IT procurement and service management company. Investors and media can find more information about Connection at http://ir.connection.com.

Connection–Business Solutions (800.800.5555) is a rapid-response provider of IT products and services serving primarily the small-and medium-sized business sector. It offers more than 460,000 brand-name products through its staff of technically trained sales account managers, publications, and its website at www.connection.com.

Connection–Enterprise Solutions (561.237.3300), www.connection.com/enterprise, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 460,000 products and 2,500 vendors through MarkITplace®, a proprietary next-generation, cloud-based supply chain solution. The team’s engineers, software licensing specialists, and subject matter experts help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

Connection–Public Sector Solutions (800.800.0019), is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, publications, and online at www.connection.com/publicsector.

Cautionary Note Regarding Forward-Looking Statements

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s expected net sales and diluted earnings per share for the quarter ended March 31, 2023 and its plans to further reduce operating expenses. You can generally identify forward-looking statements by words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “may,” “should,” “will,” or similar statements or variations of such terms, although not all forward-looking statements include such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to, disruptions impacting the global supply chain; the impact of certain macroeconomic factors facing the global economy, including disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and changing interest rates on the Company’s business; the level of business investment in information technology products; our ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company; fluctuations in operating results and the ability of the Company to manage personnel levels in response to fluctuations in revenue; the ability of the Company to hire and retain qualified sales representatives and other essential personnel; the impact of changes in accounting requirements; the impact of the COVID-19 pandemic, or other future health pandemics and any related economic downturns, on the Company’s business, operations, and the markets in which we and our partners and customers operate; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2022. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise, except as required by law.

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Contacts

Corporate Communications Contact:
Jeff Frank, 603.683.2083
Jeff.Frank@connection.com

Investor Relations Contact:
Thomas Baker, 603.683.2505
Senior Vice President, CFO, and Treasurer
tom@connection.com